As filed with the Securities and Exchange Commission on February 20, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CDI CORP.

(Exact name of registrant as specified in its charter)

Pennsylvania	23-2394430
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1717 Arch Street, 35th Floor

Philadelphia, Pennsylvania 19103

(Address of Principal Executive Offices) (Zip Code)

CDI Corp. Amended and Restated 2004 Omnibus Stock Plan

CDI Corp. Stock Purchase Plan for Management Employees and Non-Employee Directors

(Full Title of the Plans)

Brian D. Short

Senior Vice President, Chief Administrative Officer and General Counsel

CDI Corp.

1717 Arch Street, 35th Floor

Philadelphia, Pennsylvania 19103

(Name and address of agent for service)

(215) 569-2200

(Telephone number, including area code, of agent for service)

Copies to:

Carmen J. Romano, Esq.

Dechert LLP

Cira Centre

2929 Arch Street

Philadelphia, Pennsylvania 19104

(215) 994-4000

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price(3)	Amount of registration fee(3)(4)
Common Stock, par value $0.10 per share	967,205 (1)	$17.08	$16,519,861.40	$2,253.31
Common Stock, par value $0.10 per share	51,895 (2)	$17.08	$886,366.60	$120.90
Total	1,019,100	N/A	$17,406,228.00	$2,374.21

(1)	Represents shares of Common Stock, par value $0.10 per share of the Registrant (“Common Stock”) to be registered under the CDI Corp. Amended and Restated 2004 Omnibus Stock Plan (the “Omnibus Plan”). Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Common Stock that become issuable under the Omnibus Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant.
(2)	Represents shares of Common Stock to be registered under the CDI Corp. Stock Purchase Plan for Management Employees and Non-Employee Directors (the “SPP”). Pursuant to Rule 416(a) of the Securities Act, this Registration Statement shall also cover any additional shares of Common Stock that become issuable under the SPP by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant.
(3)	Estimated solely for the purpose of calculating the amount of the registration fee and, pursuant to Rules 457(c) and 457(h) promulgated under the Securities Act, computed based on the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on February 15, 2013.
(4)	An aggregate of 3,037,111 shares (as adjusted to reflect all stock splits and dividends to date) are being carried forward from those shares previously registered by Registration Statements on Form S-8 (Nos. 333-69007 and 333-123888). Registration fees were already paid with respect to the shares registered in those filings. The previously registered shares being carried forward, together with the shares registered hereby under the Omnibus Plan, represent the total number of shares reserved for issuance under the Omnibus Plan.

PART I

INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

Information required in Part I of Form S-8 to be contained in a prospectus meeting the requirements of Section 10(a) of the Securities Act is not required to be filed with the Securities and Exchange Commission (the “Commission”) and is omitted from this Registration Statement in accordance with the explanatory note to Part I of Form S-8 and Rule 428 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The Registrant incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed with the Commission on March 6, 2012.

(b)	The Registrant’s Quarterly Report on Form 10-Q for the quarters ended March 31, 2012, June 30, 2012 and September 30, 2012, filed with the Commission on May 8, 2012, July 31, 2012 and October 31, 2012, respectively.

(c)	The Registrant’s Current Reports on Form 8-K filed with the Commission on February 28, 2012, March 7, 2012, March 30, 2012, May 8, 2012, May 21, 2012, July 26, 2012, August 1, 2012, September 13, 2012, October 30, 2012, November 7, 2012, November 13, 2012, December 3, 2012, December 4, 2012 and January 7, 2013.

(d)	All other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since December 31, 2011.

(e)	The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A, filed on October 31, 1988 under Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

(f)	All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement. Each document incorporated by reference into this Registration Statement shall be deemed to be a part of this Registration Statement from the date of the filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Sections 1741 and 1742 of the Pennsylvania Business Corporation Law authorizes indemnification if the person to be indemnified acted in good faith and in a manner he believed was not opposed to the best interests of the Registrant and had no reasonable cause to believe was unlawful. Whether the person to be indemnified acted in good faith shall be determined by the members of the Board not parties to such litigation, independent counsel or shareholders. Such indemnity shall not be allowed in a derivative suit in which such person is adjudged liable for negligence or misconduct except to the extent allowed by the court. Whether such proceeding is brought by or in the right of the Registrant or otherwise, indemnification shall be allowed only as specifically authorized by the Board in each case. Section 9-04 of the Registrant’s bylaws extends the right of each director or officer of the Registrant to indemnification by the Registrant to include amounts awarded in or paid in settlement of an action by or in the right of the Registrant, and provides generally that the Registrant shall pay expenses incurred by such persons in defending an action in advance of its final disposition, provided the person receiving such advance undertakes to repay the amount advanced if it is ultimately determined that such person is not entitled to indemnification by the Registrant.

Section 1713 of the Pennsylvania Business Corporation Law permits Pennsylvania corporations to limit the liability of directors. At the 1987 annual meeting, the shareholders approved new provisions for the Registrant’s bylaws to limit the liability of directors to the extent permitted by law. These provisions (a) limit the directors’ personal liability for monetary damages arising out of breaches of their fiduciary duty of care, without changing the statutory requirement that they perform their duties with diligence and care, (b) extend the right of each director, officer, employee or agent of the Registrant to indemnification by the Registrant to include amounts awarded in or paid in settlement of an action by or in the right of the Registrant, and (c) provide generally that the Registrant pay expenses incurred by such persons in defending an action in advance of its final disposition, provided the person receiving such advances undertakes to repay the amount advanced if it is ultimately determined that such person is not entitled to indemnification by the Registrant.

The Registrant maintains directors’ and officers’ liability insurance, as permitted by its bylaws, with a current policy limit of $20,000,000.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

The following exhibits are filed as part of this Registration Statement.

Exhibit Number	Description

4.1	Articles of Incorporation of the Registrant, as amended effective December 12, 2007 (filed as Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 7, 2008 and incorporated herein by reference)

4.2	Bylaws of the Registrant, as amended effective December 11, 2007 (filed as Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 7, 2008 and incorporated herein by reference)

5.1	Opinion of Craig H. Lewis, Associate General Counsel of the Registrant.

23.1	Consent of KPMG LLP

23.2	Consent of Craig H. Lewis (contained in the opinion filed as Exhibit 5.1 to this Registration Statement)

24.1	Power of Attorney (included on the signature page of this Registration Statement)

99.1	CDI Corp. Amended and Restated 2004 Omnibus Stock Plan (filed as Appendix A to the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 4, 2012 and incorporated herein by reference)

99.2	CDI Corp. Stock Purchase Plan for Management Employees and Non-Employee Directors (filed as Appendix B to the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 19, 2011 and incorporated herein by reference)

Item 9.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by section 10(a)(3) of the Securities Act;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 19, 2013.

CDI CORP. (Registrant)

By:	/s/ Robert M. Larney
Robert M. Larney
Executive Vice President and Chief Financial Officer (principal financial officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Paulett Eberhart, Robert M. Larney and Brian D. Short, and each or any one of them, as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully as to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and the foregoing Power of Attorney have been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Paulett Eberhart Paulett Eberhart	President, Chief Executive Officer and Director (Principal Executive Officer)	February 13, 2013

/s/ Robert M. Larney Robert M. Larney	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	February 19, 2013

/s/ Michael J. Emmi Michael J. Emmi	Director	February 13, 2013

/s/ Walter R. Garrison Walter R. Garrison	Director	February 8, 2013

/s/ Lawrence C. Karlson Lawrence C. Karlson	Director	February 18, 2013

/s/ Ronald J. Kozich Ronald J. Kozich	Director	February 13, 2013

/s/ Anna M. Seal Anna M. Seal	Director	February 13, 2013

/s/ Albert E. Smith Albert E. Smith	Director	February 19, 2013

/s/ Barton J. Winokur Barton J. Winokur	Director	February 13, 2013

EXHIBIT INDEX

Exhibit Number	Description

4.1	Articles of Incorporation of the Registrant, as amended effective December 12, 2007 (filed as Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 7, 2008 and incorporated herein by reference)

4.2	Bylaws of the Registrant, as amended effective December 11, 2007 (filed as Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 7, 2008 and incorporated herein by reference)

5.1	Opinion of Craig H. Lewis, Associate General Counsel of the Registrant

23.1	Consent of KPMG LLP

23.2	Consent of Craig H. Lewis (contained in the opinion filed as Exhibit 5.1 to this Registration Statement)

24.1	Power of Attorney (included on the signature page of this Registration Statement)

99.1	CDI Corp. Amended and Restated 2004 Omnibus Stock Plan (filed as Appendix A to the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 4, 2012 and incorporated herein by reference)

99.2	CDI Corp. Stock Purchase Plan for Management Employees and Non-Employee Directors (filed as Appendix B to the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 19, 2011 and incorporated herein by reference)